UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 9, 2013 (May 9, 2013)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400 Dallas, TX	75204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 9, 2013, Dean Foods Company (the “Company”) stated in its press release reporting earnings for the quarter ended March 31, 2013 and in the associated conference call to discuss first quarter 2013 earnings that the Company expected fluid milk volumes to decline in the low-to-mid single digits during 2013. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed after market close on May 9, 2013, inadvertently omitted “to-mid” when it reported that the Company expected total fluid milk volumes to decline in the low single digits in 2013. The statements in the earnings release and the associated conference call are correct, and the Company currently expects fluid milk volumes to decline in the low-to-mid single digits during 2013.

The Company’s expectation regarding the decline in volumes is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995, which is subject to risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statement is a prediction based on the Company’s current expectations and projections about future events, and is not a statement of historical fact. Such forward-looking statement is based upon information available to the Company as of the filing date of this Form 8-K, and the Company undertakes no obligation to update this forward-looking statement for any reason. You should not place undue reliance on this forward-looking statement. This forward-looking statement involves known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by such statement. These factors include the matters discussed in “Part I — Item 1A — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. You should carefully consider the risks and uncertainties described under these sections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013	DEAN FOODS COMPANY

	By:	/s/ Scott K. Vopni
Scott K. Vopni Senior Vice President and Chief Accounting Officer